Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Holly Anderson
	Intuit Inc.	Intuit Inc.
	(650) 944-6165	(650) 944-3992
	Robert_Lawson@intuit.com	Holly_Anderson@intuit.com
Intuit’s First-Quarter Revenue Grows 20 Percent
Company Raises Revenue and Earnings Guidance for Fiscal Year 2006
MOUNTAIN VIEW, Calif. — Nov. 16, 2005 — Intuit Inc. (Nasdaq: INTU) today announced its first-quarter 2006 revenue increased 20 percent over the year-ago quarter to $304.1 million. Growth was primarily driven by strong sales of its QuickBooks software and add-on solutions. The company’s first quarter ended on Oct. 31, 2005.
          “Intuit delivered a terrific first quarter and we’ve raised our outlook for the fiscal year,” said Steve Bennett, Intuit’s president and chief executive officer. “With our strongest-ever QuickBooks® lineup now on the shelves and a great TurboTax® lineup launching next week, we’re excited about the balance of the fiscal year.”
First-Quarter 2006 Financial Highlights
          Intuit posted a GAAP (Generally Accepted Accounting Principles) net loss of $45.8 million versus a net loss of $46.1 million in the first quarter of 2005. This represents a net loss of $0.26 per diluted share versus a net loss of $0.24 per diluted share in the year-ago quarter. First-quarter 2006 results included approximately $12 million after tax, or $0.07 per share, in expenses associated with employee stock options and purchases under Intuit’s employee stock purchase plan. Intuit’s first-quarter 2005 GAAP results did not include options expense. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses.

          Intuit posted a non-GAAP net loss of $45.8 million versus a net loss of $47.1 million in the first quarter of 2005. The first-quarter non-GAAP net loss was $0.26 per diluted share versus a net loss of $0.25 per diluted share in the first quarter of fiscal 2005. A lower share count caused the per share loss to widen year-over-year.
First-Quarter 2006 Business Segment Results
•	QuickBooks-Related revenue of $178.1 million was up 22 percent over the year-ago quarter.

•	Intuit-Branded Small Business revenue of $58.2 million was up 9 percent over the year-ago quarter.

•	Other Businesses revenue of $51.0 million was up 24 percent.

•	In a seasonally slow quarter, Consumer Tax revenue was $7.9 million and Professional Tax revenue was $8.9 million.
Fiscal 2006 Guidance
          Intuit has raised its revenue and earnings guidance for fiscal year 2006, which will end on July 31, 2006. The company now expects:
•	Revenue of $2.20 billion to $2.26 billion, which represents annual growth of 8 percent to 11 percent. Previous guidance was annual growth of 7 percent to 10 percent.

•	GAAP operating income of $506 million to $526 million, versus $524 million in fiscal 2005. Fiscal 2006 GAAP operating income will include the expenses associated with employee stock options. On a non-GAAP basis, operating income is expected to be $600 million to $620 million, which represents annual growth of 9 percent to 13 percent.

•	GAAP diluted earnings per share, or EPS, of $1.99 to $2.07 versus $2.03 in fiscal 2005. Fiscal 2006 EPS will include expenses for employee stock options and a higher GAAP tax rate. On a non-GAAP basis, diluted EPS is expected to be $2.23 to $2.31, which represents annual growth of 12 percent to 16 percent. Previous guidance was for annual growth of 10 percent to 15 percent.
          Intuit has raised its 2006 guidance for QuickBooks revenue to annual growth of 7 percent to 12 percent, up from 5 percent to 10 percent. The company reaffirmed revenue growth guidance for its other business segments. That information is provided on the accompanying fact sheet.
Second-Quarter 2006 Guidance
          In a separate press release, Intuit today announced improvements to this season’s TurboTax offerings, including changes in products and pricing. A result of those changes is a change in the seasonal pattern of TurboTax revenue this season. Approximately $40 million in revenue and $0.13 in EPS will move up from Intuit’s third quarter to its second quarter. It has updated its quarterly guidance accordingly. Second-quarter guidance is now:
•	Revenue of $710 million to $750 million, or year-over-year growth of 10 percent to 16 percent.

•	GAAP operating income of $226 million to $241 million, or year-over-year growth of 3 percent to 10 percent. Non-GAAP operating income of $250 million to $265 million, or year-over-year growth of 11 percent to 18 percent.

•	GAAP diluted EPS of $0.80 to $0.90. Intuit expects non-GAAP diluted EPS of $0.88 to $0.98, or year-over-year growth of 11 percent to 24 percent.
          GAAP and non-GAAP revenue and EPS guidance for the third and fourth quarters of fiscal 2006 is provided on the accompanying fact sheet.
Webcast and Conference Call Information
A live audio webcast of Intuit’s first-quarter 2006 conference call is available at http://www.intuit.com/about_intuit/investors/
webcast_events.html. The call begins today at 1:30 p.m. PST. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and non-GAAP to GAAP reconciliations. It will post the conference call script to the Web site shortly after the conference call concludes.
The conference call number is (866) 256-3815 in the United States and (703) 639-1212 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081 in the United States and (703) 925-2533 from international locations. The access code is 802045.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables and sheet entitled “Intuit Facts” include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables entitled “About Non-GAAP Financial Measures” as well as the related Table A2, Table B, Table E1 and Table E2 which follow it. A copy of the press release filed by Intuit on Nov. 16, 2005, can be found on the investor relations page of Intuit’s web site at www.intuit.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of our expected financial results. Other statements relating to the future are also forward-looking, including: our expectations regarding future market opportunities; our prospects for the business in fiscal 2006 and beyond; our expectations regarding future stock repurchases; all of the statements under the headings “Fiscal 2006 Guidance” and “Second Quarter 2006 Guidance;” our objectives regarding future revenue growth and EPS growth; our assessment of potential growth opportunities; and our expectations regarding the launch of new or improved products and services.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors, including competition from Microsoft, which has released accounting software and associated services for small business customers, can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively effect our operating results and market position; current and future products and services, including the 2006 edition of QuickBooks, may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; our participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal returns and electing not to pay for state filing or other services and cannibalization of our traditional paid franchise; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives; our new product or service offerings may not attract customers or they may negatively impact our profitability if the business models for new offerings are not successful or if customers elect to purchase lower-priced alternatives; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs; and our failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2005 and in other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of November 16, 2005, and we do not undertake any duty to update any forward-looking statement or other information in this press release.

Table A1
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2005	2004
Net revenue:
Product	$182,454	$154,003
Service	104,620	84,157
Other	16,997	14,616

Total net revenue	304,071	252,776

Costs and expenses:
Cost of revenue:
Cost of product revenue	32,431	29,844
Cost of service revenue	53,396	39,752
Cost of other revenue	5,852	5,797
Amortization of purchased intangible assets	2,949	2,541
Selling and marketing	147,430	128,546
Research and development	97,280	74,365
General and administrative	63,595	49,641
Acquisition-related charges	3,759	4,441

Total costs and expenses	406,692	334,927

Operating loss from continuing operations	(102,621)	(82,151)
Interest and other income	6,304	3,855
Gains on marketable equity securities and other investments, net	4,267	158

Loss from continuing operations before income taxes	(92,050)	(78,138)
Income tax benefit [A]	(34,439)	(32,641)

Net loss from continuing operations	(57,611)	(45,497)
Net income (loss) from discontinued operations [B]	11,807	(639)

Net loss	$(45,804)	$(46,136)

Basic and diluted net loss per share from continuing operations	$(0.33)	$(0.24)
Basic and diluted net income (loss) per share from discontinued operations	0.07	—

Basic and diluted net loss per share	$(0.26)	$(0.24)

Shares used in basic and diluted per share amounts	177,406	188,346

Share-based compensation expense for stock options and Employee Stock Purchase Plan recorded in accordance with SFAS 123(R) for continuing operations [C]:
Cost of product revenue	$288	$—
Cost of service revenue	637	—
Selling and marketing	6,307	—
Research and development	5,610	—
General and administrative	6,257	—

Total	$19,099	$—

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A1
[A]	Due to the seasonal nature of our business, we recorded income tax benefits on pre-tax losses in the three months ended October 31, 2005 and 2004. Our effective tax rate for the three months ended October 31, 2005 was 37% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by federal and state research and experimentation credits and tax exempt interest income. Our effective tax rate for the three months ended October 31, 2004 was 42% and differed from the federal statutory rate due in part to the retroactive extension of federal research and experimental credits and to the impact of recognizing these benefits in a quarter in which we had a net loss. We also benefited from federal research and experimental credits, tax exempt interest income and various state tax credits. These benefits were partially offset by state taxes.

[B]	In May 2005 our Board of Directors formally approved a plan to sell our Intuit Information Technology Solutions (ITS) business and in October 2005 we signed a definitive agreement to sell ITS, subject to closing conditions, for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, we determined that ITS became a long-lived asset held for sale in the fourth quarter of fiscal 2005. SFAS 144 provides that a long-lived asset classified as held for sale should be measured at the lower of its carrying amount or fair value less cost to sell. Since the carrying value of ITS at October 31, 2005 was less than the fair value less cost to sell, no adjustment to the carrying value of this long-lived asset was necessary during the first quarter of fiscal 2006. In accordance with SFAS 144, we discontinued the amortization of ITS intangible assets and the depreciation of ITS property and equipment in the fourth quarter of fiscal 2005.

Also in accordance with the provisions of SFAS 144, we determined that ITS became a discontinued operation in the fourth quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of ITS from continuing operations on our balance sheets, statements of operations and statements of cash flows for all periods presented. Revenue for ITS was $14.4 million and $13.2 million for the three months ended October 31, 2005 and 2004. Income before income taxes for ITS was $5.8 million and $4.9 million for the same periods.

In December 2004 we sold our Intuit Public Sector Solutions (IPSS) business for approximately $11 million. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of IPSS from continuing operations on our balance sheets, statements of operations and statements of cash flows for all periods prior to the sale. Also in accordance with SFAS 144, we discontinued the amortization of IPSS purchased intangible assets in the first quarter of fiscal 2005.

Revenue and loss before income taxes for IPSS were $2.8 million and $0.5 million for the three months ended October 31, 2004. The net loss from IPSS discontinued operations for the three months ended October 31, 2004 also included an income tax provision of $3.4 million for the estimated tax payable in connection with the expected tax gain on the sale of IPSS.

[C]	Prior to August 1, 2005, we accounted for our share-based employee compensation plans under the measurement and recognition provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” In accordance with APB 25, we recorded no share-based compensation expense for stock options or purchases of common stock under our Employee Stock Purchase Plan in fiscal periods prior to that date. Effective August 1, 2005, we adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the modified prospective transition method. Accordingly, we began recording compensation expense for stock options and purchases under our Employee Stock Purchase Plan on that date. Results for prior periods have not been restated.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
Table A2 contains non-GAAP financial measures. Table B reconciles the non-GAAP financial measures in Table A2 to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). Tables E1 and E2 reconcile the non-GAAP financial measures found in the accompanying document entitled “Intuit Facts” to the most directly comparable financial measures prepared in accordance with GAAP.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
Intuit’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results because they exclude amounts that are not related to Intuit’s core operating results and facilitate the comparison of results for current periods and guidance for future periods with results for past periods. The following items have been excluded from our non-GAAP financial measures.
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expense for stock options and purchases of common stock under our Employee Stock Purchase Plan that Intuit began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these amounts from our non-GAAP financial measures in order to facilitate the comparison of guidance for future periods with results for past periods, which did not include these share-based compensation expenses. We also exclude these amounts from our non-GAAP financial measures because they are non-cash expenses. We deduct share-based compensation expense recorded in accordance with SFAS 123(R) from our GAAP cost of revenue, selling and marketing expense, research and development expense and general and administrative expense. We continue to include the compensation expense associated with restricted stock awards in both our GAAP and non-GAAP financial measures. SFAS 123(R) did not change the method of accounting for restricted stock. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets, acquisition-related charges, charges for purchased research and development, and loss on impairment of goodwill and purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. GAAP operating income or loss also includes charges for in-process research and development that we obtain in connection with acquisitions as well as losses on impairment of goodwill and other purchased intangible assets. We exclude these items from our non-GAAP operating income or loss because we believe that excluding these items facilitates comparisons to our historical core operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP net income or loss because they are unrelated to our core business operating results.

•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP net income or loss and net income or loss per share because they are unrelated to our ongoing business operations.
Intuit’s management refers to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. Intuit has historically reported similar non-GAAP financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that management can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities.

Table A2
INTUIT INC.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2005	2004
Net revenue:
Product	$182,454	$154,003
Service	104,620	84,157
Other	16,997	14,616

Total net revenue	304,071	252,776

Costs and expenses:
Cost of revenue:
Cost of product revenue	32,143	29,844
Cost of service revenue	52,759	39,752
Cost of other revenue	5,852	5,797
Selling and marketing	141,123	128,546
Research and development	91,670	74,365
General and administrative	57,338	49,641

Total costs and expenses	380,885	327,945

Loss from operations	(76,814)	(75,169)
Interest and other income	6,304	3,855

Loss before income taxes	(70,510)	(71,314)
Income tax benefit	(24,679)	(24,247)

Net loss	$(45,831)	$(47,067)

Basic and diluted net loss per share	$(0.26)	$(0.25)

Shares used in basic and diluted per share amounts	177,406	188,346

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS DATA
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	October 31, 2005				October 31, 2004
	Non-				Non-
	GAAP	Adjmts		GAAP	GAAP	Adjmts		GAAP
Net revenue:
Product	$182,454	$—		$182,454	$154,003	$—		$154,003
Service	104,620	—		104,620	84,157	—		84,157
Other	16,997	—		16,997	14,616	—		14,616

Total net revenue	304,071	—		304,071	252,776	—		252,776

Costs and expenses:
Cost of revenue:
Cost of product revenue	32,143	288	[a]	32,431	29,844	—		29,844
Cost of service revenue	52,759	637	[a]	53,396	39,752	—		39,752
Cost of other revenue	5,852	—		5,852	5,797	—		5,797
Amortization of purchased intangible assets	—	2,949	[b]	2,949	—	2,541	[b]	2,541
Selling and marketing	141,123	6,307	[a]	147,430	128,546	—		128,546
Research and development	91,670	5,610	[a]	97,280	74,365	—		74,365
General and administrative	57,338	6,257	[a]	63,595	49,641	—		49,641
Acquisition-related charges	—	3,759	[c]	3,759	—	4,441	[c]	4,441

Total costs and expenses	380,885	25,807		406,692	327,945	6,982		334,927

Operating loss from continuing operations	(76,814)	(25,807)		(102,621)	(75,169)	(6,982)		(82,151)
Interest and other income	6,304	—		6,304	3,855	—		3,855
Gains on marketable equity securities and other investments, net	—	4,267	[d]	4,267	—	158	[d]	158

Loss from continuing operations before income taxes	(70,510)	(21,540)		(92,050)	(71,314)	(6,824)		(78,138)
Income tax benefit	(24,679)	(9,760)	[e]	(34,439)	(24,247)	(8,394)	[e]	(32,641)

Net loss from continuing operations	(45,831)	(11,780)		(57,611)	(47,067)	1,570		(45,497)
Net income (loss) from discontinued operations	—	11,807	[f]	11,807	—	(639)	[f]	(639)

Net loss	$(45,831)	$27		$(45,804)	$(47,067)	$931		$(46,136)

Basic and diluted net loss per share from continuing operations	$(0.26)			$(0.33)	$(0.25)			$(0.24)
Basic and diluted net income (loss) per share from discontinued operations	—			0.07	—			—

Basic and diluted net loss per share	$(0.26)			$(0.26)	$(0.25)			$(0.24)

Shares used in basic and diluted per share amounts	177,406			177,406	188,346			188,346

See “About Non-GAAP Financial Measures” immediately preceding Table A2 for more information on these non-GAAP adjustments.

[a]	Adjustment to exclude share-based compensation expense for stock options and purchases under our Employee Stock Purchase Plan that we began recording under SFAS 123(R) in the first quarter of fiscal 2006 from non-GAAP financial measures.

[b]	Adjustment to exclude amortization of purchased intangible assets from non-GAAP financial measures.

[c]	Adjustment to exclude acquisition-related charges from non-GAAP financial measures.

[d]	Adjustment to exclude net gains on marketable equity securities and other investments from non-GAAP financial measures.

[e]	Adjustment to reflect the tax effects of items [a] through [d] and to exclude certain GAAP discrete tax items.

[f]	Adjustment to exclude net income or loss from discontinued operations from non-GAAP financial measures.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	July 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$74,974	$83,842
Investments	622,330	910,416
Accounts receivable, net	73,226	86,125
Income taxes receivable	71,520	38,665
Deferred income taxes	61,460	54,854
Prepaid expenses and other current assets	72,078	60,610
Current assets of discontinued operations	20,716	21,989

Current assets before funds held for payroll customers	996,304	1,256,501
Funds held for payroll customers	345,432	357,838

Total current assets	1,341,736	1,614,339

Property and equipment, net	210,974	208,548
Goodwill, net	509,884	509,499
Purchased intangible assets, net	71,611	69,678
Long-term deferred income taxes	109,347	118,475
Loans to executive officers and other employees	9,245	9,245
Other assets	32,889	30,078
Long-term assets of discontinued operations	156,680	156,589

Total assets	$2,442,366	$2,716,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,928	$65,812
Accrued compensation and related liabilities	80,536	144,823
Deferred revenue	274,315	279,382
Income taxes payable	13,707	30,423
Other current liabilities	94,072	103,131
Current liabilities of discontinued operations	19,839	21,995

Current liabilities before payroll customer fund deposits	579,397	645,566
Payroll customer fund deposits	345,432	357,838

Total current liabilities	924,829	1,003,404

Long-term obligations	16,693	17,308
Long-term obligations of discontinued operations	221	240
Stockholders’ equity	1,500,623	1,695,499

Total liabilities and stockholders’ equity	$2,442,366	$2,716,451

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(45,804)	$(46,136)
Net (income) loss from discontinued operations	(11,807)	639

Net loss from continuing operations	(57,611)	(45,497)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation	23,145	21,410
Acquisition-related charges	3,759	4,441
Amortization of purchased assets	2,949	2,541
Amortization of other purchased intangible assets	2,031	1,883
Share-based compensation — restricted stock	1,325	1,625
Share-based compensation — all other	19,099	—
(Gain) loss on disposal of property and equipment	34	(126)
Amortization of premiums and discounts on available-for-sale debt securities	1,094	3,466
Net realized loss on sales of available-for-sale debt securities	380	1,297
Net gains on marketable equity securities and other investments	(4,267)	(158)
Deferred income taxes	2,520	(10,920)
Tax benefit from employee stock options	1,583	5,153
Gain on foreign exchange transactions	(15)	(327)

Subtotal	(3,974)	(15,212)

Changes in operating assets and liabilities:
Accounts receivable	12,921	21,513
Prepaid expenses, taxes, and other current assets	(38,494)	(96,389)
Accounts payable	30,665	13,665
Accrued compensation and related liabilities	(64,399)	(60,254)
Deferred revenue	(5,237)	(2,037)
Income taxes payable	(16,771)	48,700
Other current liabilities	(9,471)	(2,218)

Total changes in operating assets and liabilities	(90,786)	(77,020)

Net cash used in operating activities of continuing operations	(94,760)	(92,232)
Net cash provided by operating activities of discontinued operations	10,981	4,846

Net cash used in operating activities	(83,779)	(87,386)

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(289,119)	(667,184)
Liquidation and maturity of available-for-sale debt securities	575,844	948,003
Net change in funds held for payroll customers’ money market funds and other cash equivalents	12,406	(10,057)
Purchases of property and equipment	(25,057)	(24,397)
Change in other assets	(4,454)	(4,886)
Net change in payroll customer funds deposits	(12,406)	10,057
Acquisitions of intangible assets	(10,148)	—

Net cash provided by investing activities	247,066	251,536

Cash flows from financing activities:
Change in long-term obligations	(634)	(624)
Net proceeds from issuance of common stock under stock plans	21,468	30,958
Purchase of treasury stock	(194,800)	(170,562)
Excess tax benefit from employee stock options	939	—

Net cash used in financing activities	(173,027)	(140,228)

Effect of exchange rates on cash and cash equivalents	872	877

Net increase (decrease) in cash and cash equivalents	(8,868)	24,799
Cash and cash equivalents at beginning of period	83,842	25,992

Cash and cash equivalents at end of period	$74,974	$50,791

Table E1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(All Figures Except GAAP EPS Exclude Intuit Information Technology Solutions)
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	Non-GAAP				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending January 31, 2006
Revenue	$710,000	$750,000	$—		$710,000	$750,000
Operating income	250,000	265,000	(24,500)	[a]	225,500	240,500
Diluted earnings per share	$0.88	$0.98	$(0.08)	[b]	$0.80	$0.90
Shares	181,000	182,000	—		181,000	182,000

Three Months Ending April 30, 2006
Revenue	$850,000	$910,000	$—		$850,000	$910,000
Diluted earnings per share	$1.62	$1.87	$(0.08)	[c]	$1.54	$1.79

Three Months Ending July 31, 2006
Revenue	$300,000	$330,000	$—		$300,000	$330,000
Diluted loss per share	$(0.15)	$(0.10)	$(0.08)	[d]	$(0.23)	$(0.18)

Twelve Months Ending July 31, 2006
Revenue	$2,200,000	$2,260,000	$—		$2,200,000	$2,260,000
Operating income	600,000	620,000	(94,200)	[e]	505,800	525,800
Diluted earnings per share	$2.23	$2.31	$(0.24)	[f]	$1.99	$2.07
Shares	180,000	182,000	—		180,000	182,000

[a]	Reflects estimated adjustments for amortization of purchased intangible assets of approximately $2.4 million, acquisition-related charges of approximately $3.8 million and share-based compensation expense of approximately $18.3 million.

[b]	Reflects the adjustments in item [a], the income tax benefit related to these adjustments and estimated net income from discontinued operations of $1.2 million.

[c]	Reflects estimated adjustments for amortization of purchased intangible assets of approximately $1.9 million, acquisition-related charges of approximately $3.5 million, share-based compensation expense of approximately $16.8 million and the income tax benefit related to these adjustments.

[d]	Reflects estimated adjustments for amortization of purchased intangible assets of approximately $1.9 million, acquisition-related charges of approximately $3.0 million, share-based compensation expense of approximately $16.8 million and the income tax benefit related to these adjustments.

[e]	Reflects estimated adjustments for amortization of purchased intangible assets of approximately $9.2 million, acquisition-related charges of approximately $14.1 million and share-based compensation expense of approximately $70.9 million.

[f]	Reflects the adjustments in item [e], the income tax benefit related to these adjustments and estimated net income from discontinued operations of $13.0 million.

TABLE E2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Non-
	GAAP	Adjustments		GAAP
Three months ended October 31, 2004
Operating loss	$(75,169)	$(6,982)	[a]	$(82,151)
Diluted loss per share	$(0.25)	$0.01	[b]	$(0.24)

Three months ended January 31, 2005
Operating income	$224,983	$(6,795)	[c]	$218,188
Diluted earnings per share	$0.79	$(0.02)	[d]	$0.77

Three months ended April 30, 2005
Operating income	$428,722	$(6,508)	[e]	$422,214
Diluted earnings per share	$1.53	$0.08	[f]	$1.61

Three months ended July 31, 2005
Operating loss	$(27,642)	$(6,511)	[g]	$(34,153)
Diluted loss per share	$(0.08)	$(0.03)	[h]	$(0.11)

Twelve months ended July 31, 2005
Operating income	$550,894	$(26,796)	[i]	$524,098
Diluted earnings per share	$1.99	$0.04	[j]	$2.03

Three months ended October 31, 2005
Operating loss	$(76,814)	$(25,807)	[k]	$(102,621)
Diluted loss per share	$(0.26)	$—	[l]	$(0.26)

[a]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.6 million and acquisition-related charges of $4.4 million.

[b]	Reflects the adjustments in item [a], an adjustment for net gains on marketable securities of $0.2 million and income taxes related to these adjustments. Also reflects an adjustment to exclude certain GAAP tax benefits as well as net loss from discontinued operations of $0.6 million.

[c]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.6 million and acquisition-related charges of $4.2 million.

[d]	Reflects the adjustments in item [c], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.3 million.

[e]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.5 million and acquisition-related charges of $4.0 million.

[f]	Reflects the adjustments in item [e], an adjustment for net gains on marketable securities of $0.1 million and income taxes related to these adjustments. Also reflects adjustments to exclude certain tax benefits as well as net income from discontinued operations of $2.4 million.

[g]	Reflects adjustments to exclude amortization of purchased intangible assets of $2.5 million and acquisition-related charges of $4.0 million.

[h]	Reflects the adjustments in item [g], an adjustment for net gains on marketable securities of $4.9 million and income taxes related to these adjustments as well as net income from discontinued operations of $2.6 million.

[i]	Reflects adjustments to exclude amortization of purchased intangible assets of $10.3 million and acquisition-related charges of $16.5 million.

[j]	Reflects the adjustments in item [i], an adjustment for net gains on marketable securities of $5.2 million and income taxes related to these adjustments. Also reflects adjustments to exclude certain tax benefits as well as net income from discontinued operations of $6.6 million.

[k]	Reflects adjustments to exclude share-based compensation expense for stock options and purchases under our Employee Stock Purchase Plan recorded in accordance with SFAS 123(R) of $19.1 million, amortization of purchased intangible assets of $2.9 million and acquisition-related charges of $3.8 million.

[l]	Reflects the adjustments in item [k], an adjustment for net gains on marketable securities of $4.3 million and income taxes related to these adjustments. Also reflects an adjustment to exclude net income from discontinued operations of $11.8 million.

Intuit Facts	Intuit Inc.

Q1 FY06	Investor Relations (650) 944-6165

NASDAQ: INTU
Financial Summary
($ millions)

	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	FY05	Q1 FY06

Revenue:
Small & Medium Business
QuickBooks Related	$145.6	$222.3	$196.6	$188.4	$753.0	$178.1
% change YOY	12%	10%	16%	23%	15%	22%
Intuit-Branded Small Business	$53.5	$60.7	$56.4	$60.2	$230.7	$58.2
% change YOY	14%	9%	9%	14%	11%	9%

Tax
Consumer Tax	$5.0	$141.1	$419.0	$5.6	$570.7	$7.9
% change YOY	-3%	9%	22%	-45%	16%	57%
Professional Tax	$7.4	$150.6	$99.8	$7.2	$265.0	$8.9
% change YOY	7%	-4%	21%	27%	5%	20%

Other Businesses	$41.2	$73.5	$63.1	$40.5	$218.3	$51.0
% change YOY	8%	-4%	32%	10%	9%	24%

Total Revenue	$252.8	$648.2	$834.9	$301.8	$2,037.7	$304.1
% change YOY	11%	4%	20%	17%	13%	20%

GAAP Operating Income (Loss)	($82.2)	$218.2	$422.2	($34.2)	$524.1	($102.6)
Non-GAAP Operating Income (Loss) [A]	($75.2)	$225.0	$428.7	($27.6)	$550.9	($76.8)
Non-GAAP Operating Margin % [A]	NA	35%	51%	NA	27%	NA
Interest and Other Income [B]	$3.9	$3.0	$5.7	$14.2	$26.7	$6.3

GAAP Stock Option and ESPP Expense						$19.1
GAAP EPS Stock Option/ESPP Expense Impact						($0.07)

GAAP Diluted EPS	($0.24)	$0.77	$1.61	($0.11)	$2.03	($0.26)
Non-GAAP Diluted EPS [A]	($0.25)	$0.79	$1.53	($0.08)	$1.99	($0.26)

Basic Share Count	188.3	186.3	183.4	180.3	184.6	177.4

Diluted Share Count	188.3	190.1	186.9	180.3	188.4	177.4

GAAP Tax Rate	42%	34%	30%	NA	33%	37%
Non-GAAP Tax Rate [A]	34%	34%	34%	NA	35%	35%
Corporate Metrics

	Q1/05	FYE/05	Q1/06

Capital Expenditure	$24.4M	$69.5M	$25.1M

Depreciation	$21.4M	$100.0M	$23.1M

Common Stock Outst.	187.2M	179.3M	175.6M

Full Time Employees	7,033	6,915	7,444
Portfolio and Segment Composition

Small & Medium Business
QuickBooks Related
QuickBooks Software
QuickBooks Standard Payroll
QuickBooks Enhanced Payroll
QuickBooks Enhanced Payroll Plus
Financial Supplies
Innovative Merchant Solutions
QuickBooks Support Programs
QuickBooks Point of Sale

Intuit-Branded Small Business
Complete Payroll
QuickBooks Assisted Payroll
Premier Payroll
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)
Intuit Construction Business Solutions

Tax

Consumer Tax
TurboTax

Professional Tax
ProSeries
Lacerte

Other
Other Businesses
Quicken
Canada/UK

Note: All amounts except GAAP EPS exclude information related to Intuit Information Technology Solutions, which we expect to divest in the second quarter of fiscal 2006.

[A]	These are non-GAAP financial measures. See tables B, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

[B]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in Q4 FY05.

Intuit Facts	Intuit Inc.

Investor Relations (650) 944-6165
NASDAQ: INTU
Business Metrics

Units in thousands, except where noted	Q1/FY04	Q2/FY04	Q3/FY04	Q4/FY04	FY04	Q1/FY05	Q2/FY05	Q3/FY05	Q4/FY05	FY05	Q1/FY06

QuickBooks Related [D]

Simple Start, Basic and Pro	163	262	312	205	942	152	318	325	223	1,018	203
Premier units	26	62	60	44	192	32	67	53	39	191	31
Enterprise units	1	1	1	2	5	2	3	3	2	10	3

Total QuickBooks software units sold	190	325	373	251	1,139	186	388	381	264	1,219	237

Net increase in Quickbooks software subscriptions [E]	1	3	4	2	10	5	54	45	33	137	22

Total Quickbooks software units and increase in subscriptions [E]	191	328	377	253	1,149	191	442	426	297	1,356	259

Total Quickbooks software subscription customers [E]	12	15	19	21	21	26	80	125	158	158	180

Sell Thru Channel Mix [F]
% of dollars at retail	59%	49%	48%	53%	51%	62%	47%	49%	50%	51%	55%

QuickBooks Retail Share [G]
Unit share FYTD	78%	82%	83%	83%	83%	83%	86%	88%	88%	88%	88%
Dollar share FYTD	85%	89%	90%	91%	91%	89%	90%	92%	91%	91%	91%

QuickBooks do-it-yourself payroll (customers)	753	776	806	807	807	816	837	844	837	837	853

Intuit-Branded Small Business (selected)

Outsourced Payroll Customers
Premier	24	23	22	21	21	20	19	17	15	15	15
Branded Outsourced (Assisted & Complete)	45	48	50	51	51	51	53	54	54	54	55

Total Outsourced Payroll Customers	69	71	72	72	72	71	72	71	69	69	70

Consumer Tax [D]

Federal TurboTax (millions)
Desktop units retail	NM	2.4	2.3	NM	4.7	NM	2.6	2.7	NM	5.3	NM
Desktop units direct	NM	1.2	0.5	NM	1.7	NM	1.1	0.6	NM	1.7	NM
Web units paid	NM	0.4	2.4	NM	2.8	NM	0.6	2.7	NM	3.4	NM
Free File Alliance	NM	0.1	0.6	NM	0.7	NM	0.4	1.8	NM	2.2	NM

Total TurboTax federal units	NM	4.1	5.8	NM	9.9	NM	4.7	7.8	NM	12.6	NM

TurboTax Efile returns (millions)	NM	1.3	11.6	0.2	13.1	NM	1.8	14.4	0.1	16.3	NM

Sell-Thru Channel Mix [F]
% of dollars at retail	NM	51%	30%	NM	36%	NM	55%	26%	NM	34%	NM

Federal TurboTax retail share [H]
Unit share FYTD	NM	71%	72%	72%	72%	NM	75%	79%	79%	79%	NM
Dollar share FYTD	NM	81%	82%	82%	82%	NM	81%	85%	85%	85%	NM

Professional Tax
Professional Tax units	NM	90	7	NM	97	NM	94	12	NM	106	NM
Efile returns (millions)	0.2	0.6	12.7	0.4	13.9	0.7	0.7	15.6	0.6	17.6	1.0

[D]	Sales to end users (sell-through) by Intuit and via retailers and distributors for which Intuit relies on reports from these merchants. These numbers include estimates, including estimates of sales by merchants who do not report sales to Intuit.

[E]	Includes QuickBooks Online Edition, QuickBooks Pro and QuickBooks Premier from Enhanced Payroll Plus subscription units.

[F]	Estimate based on subset of retailers reporting.

[G]	Sources: NPD Group Monthly Retail Software Report through Sept 2005.

[H]	Sources: NPD Group Monthly Retail Software Report through April 2005.

Intuit Facts	Intuit Inc.

FY06 Financial Outlook [I], [J]	Investor Relations (650) 944-6165

NASDAQ: INTU
Guidance
($ millions)

	Guidance	Guidance	Guidance	Guidance	Historical
	Q2 FY06	Q3 FY06	Q4 FY06	FY06	FY05

Revenue:
Small & Medium Business
QuickBooks Related				$806-$843	$753.0
% change YOY				7%-12%	15%
Intuit-Branded Small Business				$242-$254	$230.7
% change YOY				5%-10%	11%

Tax
Consumer Tax				$628-$656	$570.7
% change YOY				10%-15%	16%
Professional Tax				$265-$278	$265.0
% change YOY				0%-5%	5%

Other Businesses				$229-$240	$218.3
% change YOY				5%-10%	9%

Total Revenue [L]	$710-$750	$850-$910	$300-$330	$2,200-$2,260	$2,037.7
% change YOY	10%-16%	2%-9%	(1%)-9%	8%-11%	13%

GAAP Operating Income (Loss)	$226-$241			$506-$526	$524.1
Non-GAAP Operating Income (Loss) [A]	$250-$265			$600-$620	$550.9
Non-GAAP Operating Margin % [A]	35%			27%-28%	27%

GAAP Diluted EPS [K] [L]	$0.80-$0.90	$1.54-$1.79	($0.23)-($0.18)	$1.99-$2.07	$2.03
Non-GAAP Diluted EPS [A] [L]	$0.88-$0.98	$1.62-$1.87	($0.15)-($0.10)	$2.23 - $2.31	$1.99

Basic Share Count	181-182			174-176	184.6

Diluted Share Count	181-182			180-182	188.4

GAAP Tax Rate [K]	35%			35%	33%
Non-GAAP Tax Rate [A]	35%			35%	35%
Portfolio and Segment Composition

Small & Medium Business
QuickBooks Related
QuickBooks Software
QuickBooks Standard Payroll
QuickBooks Enhanced Payroll
QuickBooks Enhanced Payroll Plus
Financial Supplies
Innovative Merchant Solutions
QuickBooks Support Programs
QuickBooks Point of Sale

Intuit-Branded Small Business
Complete Payroll
QuickBooks Assisted Payroll
Premier Payroll
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)
Intuit Construction Business Solutions

Tax
Consumer Tax
TurboTax

Professional Tax
ProSeries
Lacerte

Other
Other Businesses
Quicken
Canada/UK

[I]	All of the numbers provided in the table entitled “Guidance,” other than those in the Historical FY05 column, are forward-looking statements.
Please see “Cautions About Forward-Looking Statements” in the pages accompanying this fact sheet for important information to assess when evaluating these statements. Actual future results may differ materially due to a number of risks and uncertainties.

[J]	Excludes results of Intuit Information Technology Solutions (ITS). The figures in the Historical FY05 column exclude $57.0 million in ITS revenue, $23.2 million in ITS non-GAAP operating income, $20.8 million in ITS GAAP operating income and $0.08 in ITS non-GAAP EPS.

[K]	In accordance with GAAP, EPS includes ITS results for all periods presented. The GAAP tax rate and GAAP EPS for fiscal 2005 also include the reversal of reserves related to potential income tax exposures that have been resolved. The non-GAAP tax rate and Non-GAAP EPS do not reflect the benefit of those reserve reversals.
[L]	Compared to the Q4 FY05 fact sheet issued on 8/24/05, these guidance ranges reflect a shift of $40 million of revenue and $0.13 of EPS from Q3 FY06 to Q2 FY06.